P R E S S R E L E A S E
Vornado Announces Second Quarter 2023 Financial Results
New York City | July 31, 2023
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended June 30, 2023 Financial Results
NET INCOME attributable to common shareholders for the quarter ended June 30, 2023 was $46,377,000, or $0.24 per diluted share, compared to $50,418,000, or $0.26 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended June 30, 2023 was $27,454,000, or $0.14 per diluted share, and $37,403,000, or $0.19 per diluted share for the quarter ended June 30, 2022.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended June 30, 2023 was $144,059,000, or $0.74 per diluted share, compared to $154,965,000, or $0.80 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended June 30, 2023 was $140,737,000, or $0.72 per diluted share, and $160,059,000, or $0.83 per diluted share for the quarter ended June 30, 2022.
Six Months Ended June 30, 2023 Financial Results
NET INCOME attributable to common shareholders for the six months ended June 30, 2023 was $51,545,000, or $0.27 per diluted share, compared to $76,896,000, or $0.40 per diluted share, for the six months ended June 30, 2022. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the six months ended June 30, 2023 was $29,827,000, or $0.15 per diluted share, and $69,209,000, or $0.36 per diluted share, for the six months ended June 30, 2022.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the six months ended June 30, 2023 was $263,149,000, or $1.35 per diluted share, compared to $309,997,000, or $1.60 per diluted share, for the six months ended June 30, 2022. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the six months ended June 30, 2023 was $257,032,000, or $1.32 per diluted share, and $312,496,000, or $1.62 per diluted share, for the six months ended June 30, 2022.

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The following table reconciles net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net income attributable to common shareholders	$46,377	$50,418	$51,545	$76,896
Per diluted share	$0.24	$0.26	$0.27	$0.40

Certain (income) expense items that impact net income attributable to common shareholders:
Our share of Alexander's, Inc. ("Alexander's") gain on sale of Rego Park III land parcel	$(16,396)	$—	$(16,396)	$—
Deferred tax liability on our investment in The Farley Building (held through a taxable REIT subsidiary)	2,206	3,234	5,081	6,407
Net gain on sale of the Center Building (33-00 Northern Boulevard, Long Island City, NY)	—	(15,213)	—	(15,213)
Refund of New York City transfer taxes related to the April 2019 transfer to Fifth Avenue and Times Square JV	—	(13,613)	—	(13,613)
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	—	(673)	(6,173)	(6,085)
Other	(6,194)	12,691	(5,906)	20,520
	(20,384)	(13,574)	(23,394)	(7,984)
Noncontrolling interests' share of above adjustments	1,461	559	1,676	297
Total of certain (income) expense items that impact net income attributable to common shareholders	$(18,923)	$(13,015)	$(21,718)	$(7,687)
Per diluted share (non-GAAP)	$(0.10)	$(0.07)	$(0.12)	$(0.04)

Net income attributable to common shareholders, as adjusted (non-GAAP)	$27,454	$37,403	$29,827	$69,209
Per diluted share (non-GAAP)	$0.14	$0.19	$0.15	$0.36
The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$144,059	$154,965	$263,149	$309,997
Per diluted share (non-GAAP)	$0.74	$0.80	$1.35	$1.60

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in The Farley Building (held through a taxable REIT subsidiary)	$2,206	$3,234	$5,081	$6,407
After-tax net gain on sale of 220 CPS condominium units and ancillary amenities	—	(673)	(6,173)	(6,085)
Other	(5,785)	2,912	(5,497)	2,363
	(3,579)	5,473	(6,589)	2,685
Noncontrolling interests' share of above adjustments	257	(379)	472	(186)
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$(3,322)	$5,094	$(6,117)	$2,499
Per diluted share (non-GAAP)	$(0.02)	$0.03	$(0.03)	$0.02

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$140,737	$160,059	$257,032	$312,496
Per diluted share (non-GAAP)	$0.72	$0.83	$1.32	$1.62
________________________________
(1)See page 11 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2023 and 2022.

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FFO, as Adjusted Bridge - Q2 2023 vs. Q2 2022
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2022 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2023:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2022	$160.1	$0.83

Increase (decrease) in FFO, as adjusted due to:
Non-recurring items impacting current quarter earnings:
345 Montgomery Street tenant settlement proceeds, net of legal expenses	14.1
Accelerated stock compensation expense on the June 2023 grant due to accelerated vesting conditions for retirement-eligible employees	(7.5)
697-703 Fifth Avenue loan default interest in excess of rate under restructured loan(1)	(4.7)
Total non-recurring items impacting current quarter earnings	1.9
Increase in interest expense, net of increase in interest income	(21.8)
Sale of 33‐00 Northern Boulevard, 40 Fulton Street and street retail properties	(2.6)
Tenant related items	2.2
Other, net	(0.4)
	(20.7)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	1.3
Net decrease	(19.4)	(0.11)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2023	$140.7	$0.72
________________________________
(1)The accrued default interest was forgiven by the lender as part of the June 2023 restructuring of the loan. In accordance with GAAP, the accrued amount will be amortized over the remaining term of the restructured loan, reducing future interest expense.
See page 11 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2023 and 2022. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on the previous page.
Dividends/Share Repurchase Program:
On April 26, 2023, Vornado announced the postponement of dividends on its common shares until the end of 2023, at which time, upon finalization of its 2023 taxable income, including the impact of asset sales, it will pay the 2023 dividend in either (i) cash, or (ii) a combination of cash and securities, as determined by its Board of Trustees. Cash retained from dividends or from asset sales will be used to reduce debt and/or to fund the share repurchase program discussed below.
Vornado also announced that its Board of Trustees has authorized the repurchase of up to $200,000,000 of its outstanding common shares under a newly established share repurchase program.
During the three and six months ended June 30, 2023, we repurchased 1,722,295 common shares for $23,216,000 at an average price per share of $13.48.

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350 Park Avenue:
On January 24, 2023, we and the Rudin family (“Rudin”) completed agreements with Citadel Enterprise Americas LLC (“Citadel”) and with an affiliate of Kenneth C. Griffin, Citadel’s Founder and CEO (“KG”), for a series of transactions relating to 350 Park Avenue and 40 East 52nd Street.
Pursuant to the agreements, Citadel master leases 350 Park Avenue, a 585,000 square foot Manhattan office building, on an “as is” basis for ten years, with an initial annual net rent of $36,000,000. Per the terms of the lease, no tenant allowance or free rent was provided. Citadel has also master leased Rudin’s adjacent property at 40 East 52nd Street (390,000 square feet).
In addition, we entered into a joint venture with Rudin (the “Vornado/Rudin JV”) which was formed to purchase 39 East 51st Street. Upon formation of the KG joint venture described below, 39 East 51st Street will be combined with 350 Park Avenue and 40 East 52nd Street to create a premier development site (collectively, the “Site”). On June 20, 2023, the Vornado/Rudin JV completed the purchase of 39 East 51st Street for $40,000,000, which was funded on a 50/50 basis by Vornado and Rudin.
From October 2024 to June 2030, KG will have the option to either:
•acquire a 60% interest in a joint venture with the Vornado/Rudin JV that would value the Site at $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin) and build a new 1,700,000 square foot office tower (the “Project”) pursuant to East Midtown Subdistrict zoning with the Vornado/Rudin JV as developer. KG would own 60% of the joint venture and the Vornado/Rudin JV would own 40% (with Vornado owning 36% and Rudin owning 4% of the joint venture along with a $250,000,000 preferred equity interest in the Vornado/Rudin JV).
◦at the joint venture formation, Citadel or its affiliates will execute a pre-negotiated 15-year anchor lease with renewal options for approximately 850,000 square feet (with expansion and contraction rights) at the Project for its primary office in New York City;
◦the rent for Citadel’s space will be determined by a formula based on a percentage return (that adjusts based on the actual cost of capital) on the total Project cost;
◦the master leases will terminate at the scheduled commencement of demolition;
•or, exercise an option to purchase the Site for $1.4 billion ($1.085 billion to Vornado and $315,000,000 to Rudin), in which case the Vornado/Rudin JV would not participate in the new development.
Further, the Vornado/Rudin JV will have the option from October 2024 to September 2030 to put the Site to KG for $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin). For ten years following any put option closing, unless the put option is exercised in response to KG’s request to form the joint venture or KG makes a $200,000,000 termination payment, the Vornado/Rudin JV will have the right to invest in a joint venture with KG on the terms described above if KG proceeds with development of the Site.
Dispositions:
Alexander's
On May 19, 2023, Alexander's completed the sale of the Rego Park III land parcel, located in Queens, New York, for $71,060,000, inclusive of consideration for Brownfield tax benefits and reimbursement of costs for plans, specifications and improvements to date. As a result of the sale, we recognized our $16,396,000 share of the net gain and received a $711,000 sales commission from Alexander’s, of which $250,000 was paid to a third-party broker.
The Armory Show
On July 3, 2023, we completed the sale of The Armory Show, located in New York, for $24,400,000, subject to certain post-closing adjustments. The financial statement gain, which will be recognized in the third quarter of 2023, will be approximately $20,000,000.
Manhattan Retail Properties Sale
On July 27, 2023, we entered into an agreement to sell four Manhattan retail properties located at 510 Fifth Avenue, 148–150 Spring Street, 443 Broadway and 692 Broadway for $100,000,000. We expect to close the sale in the third quarter of 2023 and recognize a financial statement loss of approximately $500,000. The sale is subject to customary closing conditions.
Financings:
150 West 34th Street Loan Participation
On January 9, 2023, our $105,000,000 participation in the $205,000,000 mortgage loan on 150 West 34th Street was repaid, which reduced “other assets” and “mortgages payable, net” on our consolidated balance sheets by $105,000,000. The remaining $100,000,000 mortgage loan balance bears interest at SOFR plus 1.86%, subject to an interest rate cap arrangement with a SOFR strike rate of 4.10%, and matures in May 2024.

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Financings - continued:
697-703 Fifth Avenue (Fifth Avenue and Times Square JV)
On June 14, 2023, the Fifth Avenue and Times Square JV completed a restructuring of the 697-703 Fifth Avenue $421,000,000 non-recourse mortgage loan, which matured in December 2022. The restructured $355,000,000 loan, which had its principal reduced through an application of property-level reserves and funds from the partners, was split into (i) a $325,000,000 senior note, which bears interest at SOFR plus 2.00%, and (ii) a $30,000,000 junior note, which accrues interest at a fixed rate of 4.00%. The restructured loan matures in March 2028, as fully extended. Any amounts funded for future re-leasing of the property will be senior to the $30,000,000 junior note.
512 West 22nd Street
On June 28, 2023, a joint venture, in which we have a 55% interest, completed a $129,250,000 refinancing of 512 West 22nd Street, a 173,000 square foot Manhattan office building. The interest-only loan bears a rate of SOFR plus 2.00% in year one and SOFR plus 2.35% thereafter. The loan matures in June 2025 with a one-year extension option subject to debt service coverage ratio, loan-to-value and debt yield requirements. The loan replaces the previous $137,124,000 loan that bore interest at LIBOR plus 1.85% and had an initial maturity of June 2023. In addition, the joint venture entered into the interest rate cap arrangement detailed in the table below.
825 Seventh Avenue
On July 24, 2023, a joint venture, in which we have a 50% interest, completed a $54,000,000 refinancing of the office condominium of 825 Seventh Avenue, a 173,000 square foot Manhattan office and retail building. The interest-only loan bears a rate of SOFR plus 2.75%, with a 30 basis point reduction available upon satisfaction of certain leasing conditions, and matures in January 2026. The loan replaces the previous $60,000,000 loan that bore interest at LIBOR plus 2.35% and was scheduled to mature in July 2023.
Interest Rate Swap and Cap Arrangements
We entered into the following interest rate swap and cap arrangements during the six months ended June 30, 2023:

(Amounts in thousands)	Notional Amount (at share)	All-In Swapped Rate	Expiration Date	Variable Rate Spread
Interest rate swaps:
555 California Street (effective 05/24)	$840,000	6.03%	05/26	S+205
Unsecured term loan(1) (effective 10/23)	150,000	5.12%	07/25	S+129

		Index Strike Rate
Interest rate caps:
1290 Avenue of the Americas (70.0% interest) (effective 11/23)(2)	$665,000	1.00%	11/25	S+162
One Park Avenue (effective 3/24)	525,000	3.89%	03/25	S+122
731 Lexington Avenue office condominium (32.4% interest) (effective 7/23)	162,000	6.00%	06/24	Prime + 0
640 Fifth Avenue (52.0% interest)	259,925	4.00%	05/24	S+111
512 West 22nd Street (55.0% interest)	71,088	4.50%	06/25	S+200
________________________________
(1)In addition to the swap disclosed above, the unsecured term loan, which matures in December 2027, is subject to various interest rate swap arrangements that were entered into in prior periods. The table below summarizes the impact of the swap arrangements on the unsecured term loan.

	Swapped Balance	All-In Swapped Rate	Unswapped Balance (bears interest at S+129)
Through 10/23	$800,000	4.04%	$—
10/23 through 07/25	700,000	4.52%	100,000
07/25 through 10/26	550,000	4.35%	250,000
10/26 through 08/27	50,000	4.03%	750,000
(2)In connection with the arrangement, we made a $63,100 up-front payment, of which $18,930 is attributable to noncontrolling interests.

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Leasing Activity
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
For the Three Months Ended June 30, 2023:
•279,000 square feet of New York Office space (224,000 square feet at share) at an initial rent of $91.57 per square foot and a weighted average lease term of 10.7 years. The changes in the GAAP and cash mark-to-market rent on the 174,000 square feet of second generation space were positive 9.9% and positive 5.7%, respectively. Tenant improvements and leasing commissions were $10.94 per square foot per annum, or 11.9% of initial rent.
•205,000 square feet of New York Retail space (159,000 square feet at share) at an initial rent of $50.29 per square foot and a weighted average lease term of 5.1 years. The changes in the GAAP and cash mark-to-market rent on the 97,000 square feet of second generation space were positive 20.6% and positive 15.6%, respectively. Tenant improvements and leasing commissions were $16.17 per square foot per annum, or 32.2% of initial rent.
•29,000 square feet at THE MART (all at share) at an initial rent of $56.85 per square foot and a weighted average lease term of 3.7 years. The changes in the GAAP and cash mark-to-market rent on the 21,000 square feet of second generation space were negative 11.2% and negative 13.4%, respectively. Tenant improvements and leasing commissions were $4.86 per square foot per annum, or 8.5% of initial rent.
•6,000 square feet at 555 California Street (4,000 square feet at share) at an initial rent of $120.56 per square foot and a weighted average lease term of 5.2 years. The changes in the GAAP and cash mark-to-market rent on the 4,000 square feet of second generation space were positive 12.8% and positive 2.4%, respectively. Tenant improvements and leasing commissions were $9.12 per square foot per annum, or 7.6% of initial rent.
For the Six Months Ended June 30, 2023:
•1,056,000 square feet of New York Office space (996,000 square feet at share) at an initial rent of $98.89 per square foot and a weighted average lease term of 9.8 years. The changes in the GAAP and cash mark-to-market rent on the 851,000 square feet of second generation space were positive 8.7% and positive 2.4%, respectively. Tenant improvements and leasing commissions were $4.55 per square foot per annum, or 4.6% of initial rent.
•230,000 square feet of New York Retail space (179,000 square feet at share) at an initial rent of $85.76 per square foot and a weighted average lease term of 5.3 years. The changes in the GAAP and cash mark-to-market rent on the 104,000 square feet of second generation space were positive 11.3% and positive 8.6%, respectively. Tenant improvements and leasing commissions were $17.59 per square foot per annum, or 20.5% of initial rent.
•108,000 square feet at THE MART (all at share) at an initial rent of $56.55 per square foot and a weighted average lease term of 6.0 years. The changes in the GAAP and cash mark-to-market rent on the 72,000 square feet of second generation space were negative 4.3% and negative 9.4%, respectively. Tenant improvements and leasing commissions were $7.48 per square foot per annum, or 13.2% of initial rent.
•10,000 square feet at 555 California Street (7,000 square feet at share) at an initial rent of $134.70 per square foot and a weighted average lease term of 5.9 years. The changes in the GAAP and cash mark-to-market rent on the 4,000 square feet of second generation space were positive 12.8% and positive 2.4%, respectively. Tenant improvements and leasing commissions were $22.92 per square foot per annum, or 17.0% of initial rent.
Same Store Net Operating Income ("NOI") At Share:
Below is the percentage increase (decrease) in same store NOI at share and same store NOI at share - cash basis of our New York segment, THE MART and 555 California Street.

	Total	New York	THE MART	555 California Street(2)
Same store NOI at share % increase (decrease)(1):
Three months ended June 30, 2023 compared to June 30, 2022	6.7%	2.9%	(17.5)%	87.4%
Six months ended June 30, 2023 compared to June 30, 2022	3.3%	2.3%	(20.0)%	46.5%
Three months ended June 30, 2023 compared to March 31, 2023	8.5%	3.0%	6.8%	85.2%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended June 30, 2023 compared to June 30, 2022	6.2%	2.7%	(23.0)%	91.5%
Six months ended June 30, 2023 compared to June 30, 2022	3.9%	3.2%	(25.5)%	50.5%
Three months ended June 30, 2023 compared to March 31, 2023	6.1%	(0.1)%	13.1%	82.2%
____________________
(1)See pages 13 through 18 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)2023 includes our $14,103,000 share of the receipt of a tenant settlement, net of legal expenses.

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NOI At Share:
The elements of our New York and Other NOI at share for the three and six months ended June 30, 2023 and 2022 and the three months ended March 31, 2023 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2023
	2023	2022		2023	2022
NOI at share:
New York:
Office(1)	$186,042	$182,042	$174,270	$360,312	$359,851
Retail	47,428	51,438	47,196	94,624	103,543
Residential	5,467	5,250	5,458	10,925	10,024
Alexander's	9,429	9,362	9,070	18,499	18,341
Total New York	248,366	248,092	235,994	484,360	491,759
Other:
THE MART	16,462	19,947	15,409	31,871	39,861
555 California Street(2)	31,347	16,724	16,929	48,276	32,959
Other investments	5,464	4,183	5,151	10,615	8,625
Total Other	53,273	40,854	37,489	90,762	81,445

NOI at share	$301,639	$288,946	$273,483	$575,122	$573,204
________________________________
See notes below.
NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three and six months ended June 30, 2023 and 2022 and the three months ended March 31, 2023 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2023
	2023	2022		2023	2022
NOI at share - cash basis:
New York:
Office(1)	$181,253	$180,326	$182,081	$363,334	$358,153
Retail	44,956	47,189	44,034	88,990	94,582
Residential	5,129	4,309	5,051	10,180	8,998
Alexander's	10,231	10,079	9,861	20,092	19,862
Total New York	241,569	241,903	241,027	482,596	481,595
Other:
THE MART	16,592	21,541	14,675	31,267	41,977
555 California Street(2)	32,284	16,855	17,718	50,002	33,215
Other investments	5,624	4,372	5,115	10,739	9,012
Total Other	54,500	42,768	37,508	92,008	84,204

NOI at share - cash basis	$296,069	$284,671	$278,535	$574,604	$565,799
________________________________
(1)Includes Building Maintenance Services NOI of $6,797, $6,468, $6,289, $13,086 and $12,250, respectively, for the three months ended June 30, 2023 and 2022 and March 31, 2023 and the six months ended June 30, 2023 and 2022.
(2)2023 includes our $14,103 share of the receipt of a tenant settlement, net of legal expenses.

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PENN District - Active Development/Redevelopment Summary as of June 30, 2023

(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.		Cash Amount Expended	Remaining Expenditures	Stabilization Year	Projected Incremental Cash Yield
Active PENN District Projects	Segment		Budget(1)
PENN 2 - as expanded	New York	1,795,000	750,000	515,417	234,583	2025	9.5%
PENN 1 (including LIRR Concourse Retail)(2)	New York	2,559,000	450,000	401,262	48,738	N/A	13.2%	(2)(3)
Districtwide Improvements	New York	N/A	100,000	43,713	56,287	N/A	N/A
Total Active PENN District Projects			1,300,000	960,392	339,608		10.1%
________________________________
(1)    Excluding debt and equity carry.
(2)    Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 13.2% projected return is before the ground rent reset in June 2023, which has yet to be determined and may be material.
(3)    Projected to be achieved as pre-redevelopment leases roll, which have an approximate average remaining term of 3.2 years.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, August 1, 2023 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 2738876. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions, including the form of any 2023 dividend payments, and the amount and form of potential share repurchases and/or asset sales. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2022. Currently, some of the factors are the impacts of the increase in interest rates and inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 8 OF 18

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	June 30, 2023	December 31, 2022
ASSETS
Real estate, at cost:
Land	$2,457,589	$2,451,828	$5,761
Buildings and improvements	9,839,556	9,804,204	35,352
Development costs and construction in progress	1,177,290	933,334	243,956
Leasehold improvements and equipment	127,319	125,389	1,930
Total	13,601,754	13,314,755	286,999
Less accumulated depreciation and amortization	(3,625,270)	(3,470,991)	(154,279)
Real estate, net	9,976,484	9,843,764	132,720
Right-of-use assets	685,536	684,380	1,156
Cash, cash equivalents, restricted cash and investments in U.S. Treasury bills:
Cash and cash equivalents	1,133,693	889,689	244,004
Restricted cash	178,440	131,468	46,972
Investments in U.S. Treasury bills	—	471,962	(471,962)
Total	1,312,133	1,493,119	(180,986)
Tenant and other receivables	87,551	81,170	6,381
Investments in partially owned entities	2,641,297	2,665,073	(23,776)
220 CPS condominium units ready for sale	39,098	43,599	(4,501)
Receivable arising from the straight-lining of rents	693,220	694,972	(1,752)
Deferred leasing costs, net	359,752	373,555	(13,803)
Identified intangible assets, net	134,683	139,638	(4,955)
Other assets	508,085	474,105	33,980
Total assets	$16,437,839	$16,493,375	$(55,536)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,715,138	$5,829,018	$(113,880)
Senior unsecured notes, net	1,192,853	1,191,832	1,021
Unsecured term loan, net	793,864	793,193	671
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	744,696	735,969	8,727
Accounts payable and accrued expenses	504,295	450,881	53,414
Deferred revenue	35,884	39,882	(3,998)
Deferred compensation plan	99,050	96,322	2,728
Other liabilities	302,233	268,166	34,067
Total liabilities	9,963,013	9,980,263	(17,250)
Redeemable noncontrolling interests	480,296	436,732	43,564
Shareholders' equity	5,734,857	5,839,728	(104,871)
Noncontrolling interests in consolidated subsidiaries	259,673	236,652	23,021
Total liabilities, redeemable noncontrolling interests and equity	$16,437,839	$16,493,375	$(55,536)

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 18

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$472,359	$453,494	$918,282	$895,624

Net income	$62,733	$68,903	$73,931	$122,278
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	2,781	826	12,709	(8,548)
Operating Partnership	(3,608)	(3,782)	(4,037)	(5,776)
Net income attributable to Vornado	61,906	65,947	82,603	107,954
Preferred share dividends	(15,529)	(15,529)	(31,058)	(31,058)
Net income attributable to common shareholders	$46,377	$50,418	$51,545	$76,896

Income per common share - basic:
Net income per common share	$0.24	$0.26	$0.27	$0.40
Weighted average shares outstanding	191,468	191,750	191,668	191,737

Income per common share - diluted:
Net income per common share	$0.24	$0.26	$0.27	$0.40
Weighted average shares outstanding	194,804	192,039	194,364	192,047

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$144,059	$154,965	$263,149	$309,997
Per diluted share (non-GAAP)	$0.74	$0.80	$1.35	$1.60

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$140,737	$160,059	$257,032	$312,496
Per diluted share (non-GAAP)	$0.72	$0.83	$1.32	$1.62

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	194,878	193,423	194,543	193,297
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. The Company also uses FFO attributable to common shareholders plus assumed conversions, as adjusted for certain items that impact the comparability of period to period FFO, as one of several criteria to determine performance-based compensation for senior management. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net income attributable to common shareholders	$46,377	$50,418	$51,545	$76,896
Per diluted share	$0.24	$0.26	$0.27	$0.40

FFO adjustments:
Depreciation and amortization of real property	$94,922	$106,620	$189,714	$212,582
Net gain on sale of real estate	(260)	(27,803)	(260)	(28,354)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	26,666	33,681	54,135	65,820
Net gain on sale of real estate	(16,545)	(175)	(16,545)	(175)
	104,783	112,323	227,044	249,873
Noncontrolling interests' share of above adjustments	(7,510)	(7,781)	(16,256)	(17,287)
FFO adjustments, net	$97,273	$104,542	$210,788	$232,586

FFO attributable to common shareholders	$143,650	$154,960	$262,333	$309,482
Impact of assumed conversion of dilutive convertible securities	409	5	816	515
FFO attributable to common shareholders plus assumed conversions	$144,059	$154,965	$263,149	$309,997
Per diluted share	$0.74	$0.80	$1.35	$1.60

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,468	191,750	191,668	191,737
Effect of dilutive securities:
Convertible securities	3,378	1,412	2,852	1,271
Share-based payment awards	32	261	23	289
Denominator for FFO per diluted share	194,878	193,423	194,543	193,297

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2023 and 2022 and the three months ended March 31, 2023.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2023
	2023	2022		2023	2022
Net income	$62,733	$68,903	$11,198	$73,931	$122,278
Depreciation and amortization expense	107,162	118,662	106,565	213,727	236,105
General and administrative expense	39,410	31,902	41,595	81,005	73,118
Transaction related costs and other	30	2,960	658	688	3,965
Income from partially owned entities	(37,272)	(25,720)	(16,666)	(53,938)	(59,434)
Loss (income) from real estate fund investments	102	142	19	121	(5,532)
Interest and other investment income, net	(13,255)	(3,036)	(9,603)	(22,858)	(4,054)
Interest and debt expense	87,165	62,640	86,237	173,402	114,749
Net gains on disposition of wholly owned and partially owned assets	(936)	(28,832)	(7,520)	(8,456)	(35,384)
Income tax expense	4,497	3,564	4,667	9,164	10,975
NOI from partially owned entities	70,745	74,060	68,097	138,842	152,752
NOI attributable to noncontrolling interests in consolidated subsidiaries	(18,742)	(16,299)	(11,764)	(30,506)	(36,334)
NOI at share	301,639	288,946	273,483	575,122	573,204
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(5,570)	(4,275)	5,052	(518)	(7,405)
NOI at share - cash basis	$296,069	$284,671	$278,535	$574,604	$565,799
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2023 compared to June 30, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended June 30, 2023	$301,639	$248,366	$16,462	$31,347	$5,464
Less NOI at share from:
Dispositions	111	111	—	—	—
Development properties	(7,594)	(7,594)	—	—	—
Other non-same store income, net	(6,658)	(1,194)	—	—	(5,464)
Same store NOI at share for the three months ended June 30, 2023	$287,498	$239,689	$16,462	$31,347	$—

NOI at share for the three months ended June 30, 2022	$288,946	$248,092	$19,947	$16,724	$4,183
Less NOI at share from:
Dispositions	(3,321)	(3,321)	—	—	—
Development properties	(8,263)	(8,263)	—	—	—
Other non-same store income, net	(7,803)	(3,620)	—	—	(4,183)
Same store NOI at share for the three months ended June 30, 2022	$269,559	$232,888	$19,947	$16,724	$—

Increase (decrease) in same store NOI at share	$17,939	$6,801	$(3,485)	$14,623	$—

% increase (decrease) in same store NOI at share	6.7%	2.9%	(17.5)%	87.4%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2023 compared to June 30, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2023	$296,069	$241,569	$16,592	$32,284	$5,624
Less NOI at share - cash basis from:
Dispositions	111	111	—	—	—
Development properties	(6,687)	(6,687)	—	—	—
Other non-same store income, net	(7,061)	(1,437)	—	—	(5,624)
Same store NOI at share - cash basis for the three months ended June 30, 2023	$282,432	$233,556	$16,592	$32,284	$—

NOI at share - cash basis for the three months ended June 30, 2022	$284,671	$241,903	$21,541	$16,855	$4,372
Less NOI at share - cash basis from:
Dispositions	(3,149)	(3,149)	—	—	—
Development properties	(7,620)	(7,620)	—	—	—
Other non-same store income, net	(8,007)	(3,635)	—	—	(4,372)
Same store NOI at share - cash basis for the three months ended June 30, 2022	$265,895	$227,499	$21,541	$16,855	$—

Increase (decrease) in same store NOI at share - cash basis	$16,537	$6,057	$(4,949)	$15,429	$—

% increase (decrease) in same store NOI at share - cash basis	6.2%	2.7%	(23.0)%	91.5%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the six months ended June 30, 2023 compared to June 30, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the six months ended June 30, 2023	$575,122	$484,360	$31,871	$48,276	$10,615
Less NOI at share from:
Dispositions	307	307	—	—	—
Development properties	(15,140)	(15,140)	—	—	—
Other non-same store (income) expense, net	(8,145)	2,470	—	—	(10,615)
Same store NOI at share for the six months ended June 30, 2023	$552,144	$471,997	$31,871	$48,276	$—

NOI at share for the six months ended June 30, 2022	$573,204	$491,759	$39,861	$32,959	$8,625
Less NOI at share from:
Dispositions	(6,356)	(6,356)	—	—	—
Development properties	(15,702)	(15,702)	—	—	—
Other non-same store income, net	(16,722)	(8,097)	—	—	(8,625)
Same store NOI at share for the six months ended June 30, 2022	$534,424	$461,604	$39,861	$32,959	$—

Increase (decrease) in same store NOI at share	$17,720	$10,393	$(7,990)	$15,317	$—

% increase (decrease) in same store NOI at share	3.3%	2.3%	(20.0)%	46.5%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the six months ended June 30, 2023 compared to June 30, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the six months ended June 30, 2023	$574,604	$482,596	$31,267	$50,002	$10,739
Less NOI at share - cash basis from:
Dispositions	307	307	—	—	—
Development properties	(13,457)	(13,457)	—	—	—
Other non-same store income, net	(13,131)	(2,392)	—	—	(10,739)
Same store NOI at share - cash basis for the six months ended June 30, 2023	$548,323	$467,054	$31,267	$50,002	$—

NOI at share - cash basis for the six months ended June 30, 2022	$565,799	$481,595	$41,977	$33,215	$9,012
Less NOI at share - cash basis from:
Dispositions	(6,205)	(6,205)	—	—	—
Development properties	(14,375)	(14,375)	—	—	—
Other non-same store income, net	(17,339)	(8,327)	—	—	(9,012)
Same store NOI at share - cash basis for the six months ended June 30, 2022	$527,880	$452,688	$41,977	$33,215	$—

Increase (decrease) in same store NOI at share - cash basis	$20,443	$14,366	$(10,710)	$16,787	$—

% increase (decrease) in same store NOI at share - cash basis	3.9%	3.2%	(25.5)%	50.5%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2023 compared to March 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended June 30, 2023	$301,639	$248,366	$16,462	$31,347	$5,464
Less NOI at share from:
Dispositions	111	111	—	—	—
Development properties	(7,594)	(7,594)	—	—	—
Other non-same store income, net	(6,298)	(834)	—	—	(5,464)
Same store NOI at share for the three months ended June 30, 2023	$287,858	$240,049	$16,462	$31,347	$—

NOI at share for the three months ended March 31, 2023	$273,483	$235,994	$15,409	$16,929	$5,151
Less NOI at share from:
Dispositions	195	195	—	—	—
Development properties	(7,230)	(7,230)	—	—	—
Other non-same store (income) expense, net	(1,126)	4,025	—	—	(5,151)
Same store NOI at share for the three months ended March 31, 2023	$265,322	$232,984	$15,409	$16,929	$—

Increase in same store NOI at share	$22,536	$7,065	$1,053	$14,418	$—

% increase in same store NOI at share	8.5%	3.0%	6.8%	85.2%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended June 30, 2023 compared to March 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2023	$296,069	$241,569	$16,592	$32,284	$5,624
Less NOI at share - cash basis from:
Dispositions	111	111	—	—	—
Development properties	(6,687)	(6,687)	—	—	—
Other non-same store income, net	(6,701)	(1,077)	—	—	(5,624)
Same store NOI at share - cash basis for the three months ended June 30, 2023	$282,792	$233,916	$16,592	$32,284	$—

NOI at share - cash basis for the three months ended March 31, 2023	$278,535	$241,027	$14,675	$17,718	$5,115
Less NOI at share - cash basis from:
Dispositions	195	195	—	—	—
Development properties	(6,475)	(6,475)	—	—	—
Other non-same store income, net	(5,708)	(593)	—	—	(5,115)
Same store NOI at share - cash basis for the three months ended March 31, 2023	$266,547	$234,154	$14,675	$17,718	$—

Increase (decrease) in same store NOI at share - cash basis	$16,245	$(238)	$1,917	$14,566	$—

% increase (decrease) in same store NOI at share - cash basis	6.1%	(0.1)%	13.1%	82.2%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 18